UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2023

Near Intelligence, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39843	85-3187857
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 W Walnut St., Suite A-4 Pasadena, California 91124	91124
(Address of principal executive offices)	(Zip Code)

(628) 889-7680

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NIR	The Nasdaq Global Market
Warrants, each exercisable for one share of Common Stock for $11.50 per share	NIRWW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Reduction in Executive Officer Salaries

On August 22, 2023, the Board of Directors (the “Board”) of Near Intelligence, Inc. (the “Company”) approved a 20% reduction in the annual base salary for members of the Company’s senior leadership team, including the Company’s named executive officers. As of September 1, 2023, the annual base salary for (i) Anil Mathews, Chief Executive Officer, will be reduced to $320,000; (ii) Rahul Agarwal, Chief Financial Officer, will be reduced to $280,000; and (iii) Shobhit Shukla, President, will be reduced to $280,000.

Item 8.01	Other Events.

Reduction in Non-Employee Director Cash Compensation

Concurrently with the approval of reduced base salaries for the Company’s senior leadership team, the Board also approved a 20% reduction in the annual cash compensation for non-employee directors, effective September 1, 2023. As a result, non-employee directors will be entitled to receive an annual cash retainer of $96,000 for service as a director, payable in 12 monthly installments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 28, 2023

NEAR INTELLIGENCE, INC.

		By:	/s/ Rahul Agarwal
Rahul Agarwal
Chief Financial Officer

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